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                SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549

                            FORM 8-K/A
                       (Amendment No. 1)

                          CURRENT REPORT

              Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 20, 1997

                    Brauvin Net Lease V, Inc.
      (Exact name of registrant as specified in its charter)

             Maryland             0-28332           36-3913066
           (State or other       (Commission        (IRS Employer
         jurisdiction of        File Number)      Identification
            organization)                             Number)

150 South Wacker Drive,  Suite 3200,  Chicago, Illinois  60606
(Address of principal executive offices)               (Zip Code)

Registrant's telephone number, including area code  (312) 443-0922

                          Not Applicable
  (Former name or former address, if changed since last report)

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Item 7. Financial Statements and Exhibits

(a)(1)  Financial Information

        Summarized financial information for the tenant at the Firestone Facility follows:

        The summarized financial information is derived from the audited financial statements of Bridgestone Corporation and Consolidated Subsidiaries as filed with the Tokyo Stock Exchange in its most recent (1995) Annual Report. Separate financial information of the Firestone subsidiary is not available to the Company.

                                  ($000 Ommitted)

            Net Sales                 $16,375,107
            Selling, General and
            Administrative Expense      4,722,689
            Net Earnings                  525,660
            Assets                     16,214,427
            Long-Term Debt              1,619,825
            Shareholders' Equity        5,292,087

        Summarized financial information for the tenant at the Jiffy Lube Facility follows:

        The summarized financial information is derived from the audited financial statements of Pennzoil Company and Subsidiaries ( of which Jiffy Lube International of Maryland, Inc. is an indirect wholly owned subsidiary) as filed with the Securities and Exchange Commission in its 1996 Annual Report on Form 10-K dated March 4, 1997. Pennzoil subsidiary financial information of the tenant is not available to the Company, however the following information is presented on the consolidated operations of the Jiffy Lube International, Inc. segment. (Jiffy Lube International Inc. is the guarantor of this lease).

                                               ($000 Ommitted)

           Segment Revenues                        $303,700
           Segment Operating Income                  21,383
           Segment Identifiable Assets              339,293

        Ownership of shares in Brauvin Net Lease V, Inc. does not provide shareholders with any financial interest in Bridgestone or Pennzoil.

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                                SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                      BRAUVIN NET LEASE V, INC.



                      By:     /s/ Jerome J. Brault
                              Jerome J. Brault
                              President and Chief Executive Officer


                      Dated: April 30, 1997
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